EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, David W. Froesel, Jr., Senior Vice President and Chief Financial Officer of Omnicare, Inc. (the “Company”), do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.

The Annual Report on Form 10-K of the Company for the period ended December 31, 2008 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	February 26, 2009

/s/ David W. Froesel, Jr.

David W. Froesel, Jr.
Senior Vice President and
Chief Financial Officer